Bank of America 100 North Tryon Street Charlotte, NC 28255 Tel 704.386.5000

Amendment No. 1 (Dated February 11, 2003) to Pricing Supplement No. 291 dated February 6, 2003 (To Prospectus dated August 20, 2002 and Prospectus Supplement dated August 20, 2002)	Rule 424(b)(2) File Number 333-97197

Senior Medium-Term Notes, Series J

Principal Amount:	$50,000,000.00
Issue Price: Commission or Discount: Proceeds to Corporation:	100.000% .289% 99.711%	$50,000,000.00 $ 144,500.00 $49,855,500.00

Agent:	Banc of America Securities LLC
Original Issue Date:	February 11, 2003
Stated Maturity Date:	February 11, 2009
Cusip#:	06050MCC9
Form:	Book Entry Only
Interest Rate:	Floating
Daycount Convention:	Actual/360
Base rate:	LIBOR Telerate Page 3750
Index Maturity:	90 days
Spread	+25.0 bps
Initial Interest Rate:	1.60%
Interest Reset Period:	Quarterly, commencing on May 11, 2003
Interest Reset Dates:	August 11th, November 11th, February 11th and May 11th, commencing on May 11, 2003
Interest Determination Date:	Two London banking days preceding the Interest Reset Dates
Interest Payment Dates:	August 11th, November 11th, February 11th and May 11th, commencing on May 11, 2003
May the Notes be redeemed by the corporation prior to maturity?	No
May the Notes be repaid prior to maturity at the option of the holder?	No
Discount Note?	No